Exhibit 99.1

indie Semiconductor Exceeds Q2 2023 Growth Expectations

•Delivers Q2 Revenue of $52.1M, up 102% YoY and 29% Sequentially
•Expands Non-GAAP Gross Margin 363 Basis Points YoY to 52.2%
•Secures Large Program Win at Bosch
•Guides Q3 2023 Revenue up 100% YoY and 15% Sequentially to a $240M Annualized Run-rate
•Reiterates Plan to Reach Non-GAAP Operating Income in Q4 and More Than Double Revenue in 2023

ALISO VIEJO, Calif. – August 10, 2023 – indie Semiconductor, Inc. (Nasdaq: INDI), an Autotech solutions innovator, today announced Q2 results for the period ended June 30, 2023. Second quarter revenue was up 102 percent from the same period a year ago and 29 percent sequentially to a record $52.1 million, at the higher end of the Company’s guidance range and slightly ahead of consensus estimates. Non-GAAP gross margin expanded 363 basis points year-over-year to 52.2 percent and was also better than guidance. On a GAAP basis, second quarter 2023 operating loss was $40.7 million compared to $30.0 million a year ago. Non-GAAP operating loss for the second quarter of 2023 was $16.3 million, versus $17.0 million during the same period last year, reflecting deeper R&D and SG&A investments yet a 35 percentage point improvement in operating margin.

“We once again delivered revenue and gross margin ahead of expectations in the second quarter of 2023, putting us on pace to more than double indie’s business base for a third year in a row,” said Donald McClymont, indie’s co-founder and chief executive officer. “Our steep growth trajectory reflects design win momentum across ADAS, user experience and electric vehicle applications. indie is increasingly well positioned to capitalize on these triple megatrends and the resulting $48 billion Autotech market opportunity, backed by our highly innovative semiconductor and software portfolio, targeted acquisitions, more than 400 patents and applications worldwide as well as engagements across all leading global automotive OEMs.”

Business Highlights

•Captured occupant monitoring program win at Bosch, initially in support of Toyota including Lexus
•Ramped highly integrated smartphone vehicle access and driving authorization solutions with Marquardt
•Launched breakthrough automotive wireless power charging system-on-chip
•Entered strategic technology partnership with SiLC Technologies to deliver world-class FMCW LiDAR solutions
•Released first ESG report highlighting adherence to environmental sustainability, social commitments and disciplined corporate governance

Q3 2023 Outlook

We provide guidance on a non-GAAP basis only because certain information necessary to reconcile such results and guidance to GAAP is difficult to estimate and dependent on future events outside of our control and, therefore, is not available without unreasonable efforts. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this press release for a further discussion of our use of non-GAAP measures.

“Based on strong order flow and the depth of our design win pipeline, we plan to continue to deliver outsized top line growth over the forecast horizon, towards our 60 percent gross and 30 percent operating margin target model,” said Thomas Schiller, indie’s chief financial officer and executive vice president of strategy. “In the meantime, for the third quarter of 2023, we intend to scale into a $240 million annualized revenue run-rate, up 100 percent year-over-year and 15 percent sequentially as well as up more than 10-fold versus our 2020 revenue level, with further non-GAAP gross margin improvement, yielding a narrower operating loss. Perhaps most importantly, we remain on track to achieve non-GAAP operating income in the fourth quarter of this year, driven by sustained sales growth, gross margin expansion and operating expense leverage.”
indie’s Q2 2023 Conference Call

indie Semiconductor will host a conference call with analysts to discuss its second quarter 2023 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please go to the Financials tab on the Investors page of indie’s website. To listen to the conference call via telephone, please call (877) 451-6152 (domestic) or (201) 389-0879 (international), Conference ID: 13739919.

A replay of the conference call will be available beginning at 9:00 p.m. Eastern time on August 10, 2023 until 11:59 p.m. Eastern time on August 24, 2023 under the Financials tab on the Investors page of indie’s website, or by calling (844) 512-2921 (domestic) or (412) 317-6671 (international), Replay Pin Number: 13739919.

About indie

indie is empowering the Autotech revolution with next generation automotive semiconductors and software platforms. We focus on developing innovative, high-performance and energy-efficient technology for ADAS, user experience and electrification applications. Our mixed-signal SoCs enable edge sensors spanning Radar, LiDAR, Ultrasound, and Computer Vision, while our embedded system control, power management and interfacing solutions transform the in-cabin experience and accelerate increasingly automated and electrified vehicles. We are an approved vendor to Tier 1 partners and our solutions can be found in marquee automotive OEMs worldwide. Headquartered in Aliso Viejo, CA, indie has design centers and regional support offices across the United States, Canada, Argentina, Scotland, England, Germany, Hungary, Morocco, Israel, Japan, South Korea and China.

Please visit us at www.indiesemi.com to learn more.

Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including expectations regarding our guidance for top line growth, annualized run-rate, non-GAAP financial metrics such as gross and operating margin, operating income (loss), operating expenses, and our belief that we are on track to reach non-GAAP operating income in the fourth quarter 2023, and our ability to gain design win momentum across ADAS, vehicle electrification and user experience applications and capitalize on these growing trends and the resulting $48 billion Autotech market opportunity. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 28, 2023 and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets; our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity; competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; the impact of recent acquisitions made and any other acquisitions we may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; trade restrictions and trade tensions; and political or economic instability in our target markets. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

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Investor Relations
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#indieSemi_Earnings

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenue:
Product revenue	$45,455	$20,452	$79,108	$38,538
Contract revenue	6,653	5,303	13,452	9,216
Total revenue	52,108	25,755	92,560	47,754
Operating expenses:
Cost of goods sold	32,127	15,178	56,183	29,370
Research and development	42,069	28,467	78,632	57,966
Selling, general, and administrative	18,637	12,085	35,451	24,727
Total operating expenses	92,833	55,730	170,266	112,063
Loss from operations	(40,725)	(29,975)	(77,706)	(64,309)
Other income (expense), net:
Interest income	1,870	175	4,289	208
Interest expense	(2,144)	(267)	(4,292)	(325)
Gain (loss) from change in fair value of warrants	25,046	20,301	(22,286)	67,654
Gain from change in fair value of contingent considerations and acquisition-related holdbacks	2,303	3,584	673	3,667
Other income (expense)	429	9	429	(21)
Total other income (expense), net	27,504	23,802	(21,187)	71,183
Net income (loss) before income taxes	(13,221)	(6,173)	(98,893)	6,874
Income tax benefit (expense)	(342)	869	3,364	1,528
Net income (loss)	(13,563)	(5,304)	(95,529)	8,402
Less: Net income (loss) attributable to noncontrolling interest	(436)	(1,070)	(9,656)	1,803
Net income (loss) attributable to indie Semiconductor, Inc.	$(13,127)	$(4,234)	$(85,873)	$6,599

Net income (loss) attributable to common shares — basic	$(13,127)	$(4,234)	$(85,873)	$6,599
Net income (loss) attributable to common shares — diluted	$(13,127)	$(4,234)	$(85,873)	$6,599

Net income (loss) per share attributable to common shares — basic	$(0.09)	$(0.04)	$(0.63)	$0.06
Net income (loss) per share attributable to common shares — diluted	$(0.09)	$(0.04)	$(0.63)	$0.04

Weighted average common shares outstanding — basic	141,973,731	116,983,265	136,760,936	114,102,308
Weighted average common shares outstanding — diluted	141,973,731	116,983,265	136,760,936	150,740,655

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$180,660	$321,629
Restricted cash	—	250
Accounts receivable, net	34,904	26,441
Inventory, net	40,871	13,256
Prepaid expenses and other current assets	23,081	12,290
Total current assets	279,516	373,866
Property and equipment, net	22,390	15,829
Intangible assets, net	181,438	63,117
Goodwill	281,772	136,463
Operating lease right-of-use assets	11,862	12,055
Other assets and deposits	3,863	2,021
Total assets	$780,841	$603,351

Liabilities and stockholders' equity
Accounts payable	$16,997	$14,186
Accrued payroll liabilities	10,976	11,541
Accrued expenses and other current liabilities	63,069	13,159
Intangible asset contract liability	9,419	9,377
Current debt obligations	3,659	15,700
Total current liabilities	104,120	63,963
Long-term debt, net of current portion	156,213	155,699
Warrant liability	67,684	45,398
Intangible asset contract liability, net of current portion	—	4,177
Deferred tax liabilities, non-current	10,768	7,823
Operating lease liability, non-current	9,461	10,115
Other long-term liabilities	47,396	1,844
Total liabilities	$395,642	$289,019
Commitments and contingencies
Stockholders' equity
Preferred stock	$—	$—
Class A common stock	14	13
Class V common stock	2	2
Additional paid-in capital	725,461	568,564
Accumulated deficit	(329,689)	(243,816)
Accumulated other comprehensive loss	(9,513)	(11,951)
indie's stockholders' equity	386,275	312,812
Noncontrolling interest	(1,076)	1,520
Total stockholders' equity	385,199	314,332
Total liabilities and stockholders' equity	$780,841	$603,351

INDIE SEMICONDUCTOR, INC.
RECONCILIATION OF PRELIMINARY NON-GAAP MEASURES TO GAAP
(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

The reconciliations of our preliminary GAAP to non-GAAP measures are as follows (in thousands, except share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Computation of non-GAAP gross margin:
GAAP revenue	$52,108	$25,755	$92,560	$47,754
GAAP cost of goods sold	32,127	15,178	56,183	29,370
Acquisition-related expenses	(7,165)	(1,920)	(11,832)	(4,542)
Share-based compensation	(68)	(13)	(136)	(13)
Non-GAAP gross profit	$27,214	$12,510	$48,345	$22,939
Non-GAAP gross margin	52.2%	48.6%	52.2%	48.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Computation of non-GAAP operating loss:
GAAP loss from operations	$(40,725)	$(29,975)	$(77,706)	$(64,309)
Acquisition-related expenses	11,107	4,222	19,663	9,673
Share-based compensation	13,292	8,767	24,918	21,182
Non-GAAP operating loss	$(16,326)	$(16,986)	$(33,125)	$(33,454)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Computation of non-GAAP net loss:
GAAP Net income (loss)	$(13,563)	$(5,304)	$(95,529)	$8,402
Acquisition-related expenses	11,107	4,222	19,663	9,673
Share-based compensation	13,292	8,767	24,918	21,182
(Gain) loss from change in fair value of warrants	(25,046)	(20,301)	22,286	(67,654)
Gain from change in fair value of contingent considerations and acquisition-related holdbacks	(2,303)	(3,584)	(673)	(3,667)
Other income	(429)	—	(429)	—
Non-cash interest expense	240	150	499	150
Income taxes (benefits) expense	342	(869)	(3,364)	(1,528)
Non-GAAP net loss	$(16,360)	$(16,919)	$(32,629)	$(33,442)

Three Months Ended June 30, 2023
Computation of non-GAAP share count:
Weighted Average Class A common stock - Basic	141,973,731
Weighted Average Class V common stock - Basic	19,520,734
Escrow Shares	1,725,000
TeraXion Unexercised Options	929,089
Non-GAAP share count	164,148,554

Non-GAAP net loss	$(16,360)
Non-GAAP net loss per share	$(0.10)

Discussion Regarding the Use of Non-GAAP Financial Measures

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating loss, (iii) non-GAAP net loss, (iv) non-GAAP share count and (v) non-GAAP net loss per share. As set forth in the tables above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management may use these non-GAAP financial measures to, amongst other things, evaluate operating performance and compare it against past periods or against peer companies, make operating decisions, forecast for future periods and to determine payments under compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or improve management’s ability to forecast future periods.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We further believe these non-GAAP financial measures allow investors to assess the overall financial performance of our ongoing operations by eliminating the impact of (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense, amortization of acquisition-related intangibles and certain license rights, and expenses recognized in relation to changes in contingent consideration obligations), (ii) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (iii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (iv) share-based compensation, and (v) income tax benefit (expenses). We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We do not report a GAAP measure of gross profit or gross margin because certain costs related to contract revenues are expensed as incurred and included in research and development expenses, and not in cost of sales, as it is not practicable for us to bifurcate these expenses. We derive and reconcile non-GAAP gross profit from the most relevant GAAP financial measures by subtracting GAAP cost of sales, adjusted for acquisition-related expenses and share-based compensation, from GAAP revenue. We calculate non-GAAP operating loss by excluding from GAAP operating loss, any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense, amortization of acquisition-related intangibles and expenses recognized in relation to changes in contingent consideration obligations) and share-based compensation. We calculate non-GAAP net loss by excluding from GAAP net income (loss), any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense, and amortization of acquisition-related intangibles and certain license rights, and expenses recognized in relation to changes in contingent consideration obligations), (ii) gains or losses recognized in relation to change in the fair value of warrants, contingent considerations issued by indie and acquisition-related holdbacks, (iii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (iv) share-based compensation, and (v) income tax benefit (expense). We calculate non-GAAP share count by adding (i) weighted average Class A common stock, (ii) weighted average Class V common stock, (iii) Escrow Shares and (iv) vested but unexercised options issued as part of the TeraXion acquisition. Non-GAAP net loss per share is calculated by non-GAAP loss divided by non-GAAP share count.

We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Acquisition-related expenses - including such items as, when applicable, amortization of acquired intangible assets and certain license rights, fair value charges incurred upon the sale of acquired inventory, and acquisition-related professional fees and legal expenses because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges do not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Share-based compensation - related to the non-cash compensation expense associated with equity awards granted to our employees and employer tax related to employee stock transactions. These expenses are not considered by management in making operating decisions and such expenses do not have a direct correlation to our future business operations.

Gain (loss) from change in fair values - because these adjustments (1) are not considered by management in making operating decisions, (2) are not directly controlled by management, (3) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (4) cannot make comparisons between peer company performance less reliable.

Non-cash interest expense - related to the amortization of debt discounts and issuance costs because (1) these expenses are not considered by management in making decision with respect to financing decisions, and (2) these generally reflect non-cash costs.

Income tax benefit (expense) - related to the estimated income tax benefit (expense) that does not result in a current period tax refunds (payments).

The non-GAAP financial measures presented should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

To the extent our disclosures contain forward-looking estimates of non-GAAP financial measures, these measures are provided to investors on a prospective basis for the same reasons (set forth above) we provide them to investors on a historical basis. We are generally unable to provide a reconciliation of our forward-looking non-GAAP measures because certain information needed to make a reasonable forward-looking estimate of such non-GAAP measures are difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control and, therefore, is not available without unreasonable efforts. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related expenses, unanticipated settlements, gains, losses and impairments and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.